SHAREHOLDERS AGREEMENT
                                       OF
                               PRETZEL TIME, INC.


         THIS SHAREHOLDERS AGREEMENT (this "Agreement") is entered into as of the 2nd day of September, 1997, by and among Mrs. Fields' Holding Company, Inc., a Delaware corporation ("Fields") and Martin E. Lisiewski, an individual resident in the State of Pennsylvania ("Lisiewski"; Lisiewski and Fields collectively hereafter referred to as the "Shareholders" and each individually, a "Shareholder"), and Pretzel Time, Inc., a Pennsylvania corporation (the "Corporation").

                              W I T N E S S E T H:

         WHEREAS, the entire authorized capital stock of the Corporation consists of 1,500 shares, comprised of 1,000 shares of common stock ("Common Stock"), and 500 shares of non-voting preferred stock ("Preferred Stock"; together with the Common Stock, the "Stock"); and

         WHEREAS, the shareholders identified in this recital constitute all of the owners of all of the currently issued and outstanding shares of Common Stock of the Corporation, each owning the number of shares of Common Stock set forth below;

              Shareholder                                 Number of Shares

                Lisiewski                                         44
                Fields                                            56

                                                   Total         100

         WHEREAS, the parties believe that it is in the best interests of the Shareholders and the Corporation to impose restrictions on the transfer or other disposition of the capital stock of the Corporation and to grant options or impose obligations to purchase or sell such stock upon the occurrence of certain events; and

         WHEREAS, the parties also desire to agree upon certain provisions relating to the voting of Stock of the Corporation by the Shareholders, and to certain significant corporate events of the Corporation.

         NOW, THEREFORE, for and in consideration of the mutual covenants, conditions, stipulations and agreements hereinafter contained, the parties have agreed and do hereby agree as follows:

                                    ARTICLE I
                            RESTRICTIONS ON TRANSFER

         I.1 Restrictions on Transfer. No sale, assignment, transfer, pledge, hypothecation or other disposition, whether voluntary, involuntary, by operation of law (not including by merger or consolidation of the Corporation), by gift or otherwise ("Transfer of Stock"), by any Shareholder of his Stock of the Corporation, whether now owned or hereafter acquired, or of any right or interest therein, including, without limitation, any community interest in such shares of Stock attributable to the spouse of a Shareholder, any separately held Stock of the spouse of a Shareholder, any Stock held by the minor child or minor children of a Shareholder and any Stock held in trust for a Shareholder, his spouse, minor child or minor children, shall be valid unless made in accordance with the terms and provisions of this Agreement. Notwithstanding the foregoing, a Shareholder may Transfer to a (i) revocable grantor trust created for the benefit of the transferring Shareholder, or (ii) a trust for the benefit of the lineal descendants of the Shareholder or the spouse of the Shareholder, or (iii) other similar transfers for legitimate estate planning purposes (each, a "Permitted Transferee"); provided, that, all shares of Stock transferred shall be subject to all terms and conditions of this Agreement as if still owned by the Shareholder who made the transfer, and subject to the provisions of Section
12.1 hereof.

         I.2 Method of Transfer. None of the Shareholders of the Corporation shall make any Transfer of Stock in the Corporation unless such Shareholder shall have first obtained the written consent of all of the other Shareholders or unless he shall have first offered all of his shares of Stock subject to transfer to the Corporation and to all the other Shareholders in the manner and to the extent hereinafter set forth:

                  (a) Notice of Third-Party Offer. Any Shareholder desiring to effect a Transfer of Stock in the Corporation ("Offeror") shall send to the Corporation and to the other Shareholders a notice (the "Offer Notice") that includes a true copy of a bona fide written offer ("Offer") for the purchase of all or any portion of the Stock of the Offeror, together with reasonable information requested by the Corporation or the other Shareholders from which a judgment may be made as to the ability of the prospective purchaser to so purchase and as to the desirability of permitting the prospective purchaser to be a shareholder of the Corporation.

                  (b) Fields Option. If Fields is not the Offeror, Fields shall have a first option to purchase, and the Offeror shall have the obligation to sell to Fields, all or any portion of his Stock subject to the Offer at the same price per share and upon substantially the same terms and conditions contained in such Offer. Fields shall exercise such option by sending written notice thereof to the Offeror, with a copy to the other Shareholders. The Fields option shall otherwise expire thirty (30) days after the Offer Notice is received by Fields and the other Shareholders.

                  (c) Lisiewski Option. If Fields is the Offeror of Stock in the Corporation, and: i) Prior to the exercise of Fields "come along" rights set forth in Section 1.2(f), below, or (ii) if Fields does not exercise or is not entitled to exercise its "come along" rights set forth in Section 1.2(f), Lisiewski shall have a first option to purchase, and Fields shall have the obligation to sell to Lisiewski, all or any portion of the shares of Stock held by Fields in the Corporation subject to the Offer at the same price per share and upon substantially the same terms and conditions contained in the Offer. Lisiewski shall exercise his option by sending written notice thereof to Fields, with a copy to the other Shareholders. The Lisiewski option shall otherwise expire thirty (30) days after the Offer Notice is received by Lisiewski and the other Shareholders. The right set forth in this Section shall not apply in the event of an initial public offering of the Stock of the Corporation, Fields, or any Affiliate of Fields (i.e., Lisiewski shall not have the right to acquire Fields' Stock in the Corporation, or in any Affiliate of Fields, in the event of an initial public offering of the Stock of the Corporation, Fields, or any Affiliate of Fields). For purposes of this Agreement, an "Affiliate" of a person (including Fields) shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

                  (d) Corporation and Shareholders' Option. Subject to Section 1.2(f), below, in the event that Fields or Lisiewski fails to exercise its option to purchase all of the Stock subject to the Offer within the 30-day period referred to in Section 1.2(b) or 1.2(c), above, the Shareholders (including Fields and Lisiewski) and the Corporation shall have the option to purchase, and the Offeror shall have the obligation to sell, all or any portion of any such Stock as Fields or Lisiewski did not purchase, at the same price per share and upon substantially the same terms and conditions contained in the Offer. Such Stock may be purchased in such proportion as the Shareholders and the Corporation may agree among themselves or, in the absence of an agreement, in the same proportion in which the Stock owned by each of the Shareholders bears to all of the issued and outstanding Stock held by all of the Shareholders, excluding the Stock owned by the Offeror and any non-purchasing Shareholders. In the event that all of the Shareholders (including Fields and Lisiewski) desire to participate as described in the previous sentence, resulting in their exercising the option to purchase all of the Stock, the Corporation shall not participate in purchasing the Stock. The Shareholders shall exercise their option to so purchase by sending written notice thereof to the Offeror, the Corporation and the other Shareholders within seventy (70) days after the date the Offer Notice is received by the Corporation and the other Shareholders.

                  (e) Right to Tag-Along. As an alternative to the rights of first refusal set forth in this Section 1.2, a Shareholder shall have the right to "tag along" and sell his Stock along with the Stock being sold by the Offeror to a third party (including an Affiliate) as described in Section 1.2(h) below. The preceding sentence shall not apply to a tax free reorganization of a Shareholder with an Affiliate or Affiliates of such Shareholder. Any Shareholder not exercising his right of first refusal pursuant to Section 1.2(b) or 1.2(c) to acquire some or all of the Stock of the Offeror subject to the Offer, may alternatively give notice within eighty (80) days of the date of receipt of the Offer Notice of his intention to sell his Stock if given the opportunity pursuant to Section 1.2(h) below (such Shareholders are hereafter referred to as the "Tag Along Shareholders").

                  (f) Obligation to Come Along. Subject to Section 1.2(c) above (and the thirty (30) day time period set forth therein), in the event that Fields is an Offeror with respect to any proposed Transfer of Stock, then at Fields' election, notice of which shall be given as a part of the Offer Notice, all other Shareholders (collectively, the "Come-Along Shareholders") shall be required to "come along" with Fields and sell, upon the terms of the Offer, their Stock along with the Stock being sold by Fields to the prospective purchaser identified in the Offer Notice; provided that Fields also delivers to the Come-Along Shareholders an opinion that, based on the fair market value of the Corporation (taking into account the Corporation's tangible and intangible assets, including good will and the value of its brand as well as the Corporation's liabilities), the Offer is fair to the Come-Along Shareholders. The opinion shall be given by an independent third party qualified to give such opinions, selected by agreement of all of the Shareholders. If the Shareholders cannot agree upon the selection of such third party within forty five (45) days of the date of receipt of the Offer Notice by the Come-Along Shareholders, then the Board of Directors of the Corporation shall select the appraiser within sixty (60) days of the date the Offer Notice is received by the Corporation and the Come-Along Shareholders. At least one (1) Fields Director and one (1) Lisiewski Director (both as defined below) must agree to the selected appraiser. The fairness opinion shall be delivered within thirty (30) days after the appointment of the appraiser required by this subsection and any costs associated with procuring the opinion shall be paid by the Corporation. When issued, the opinion shall be final and binding upon the Shareholders and the Corporation. Fields shall have no right to make a come-along election described in this Section 1.2(f) if the Offer is made by an Affiliate of Fields.

                  (g) Delivery of Stock. In the event the Corporation and/or the Shareholders purchase any or all of the Stock pursuant to this Article I, the purchase price shall be paid upon substantially the same terms and conditions as contained in the Offer within ten (10) days after the expiration of the last date of any option to purchase. Upon receipt of the purchase price, the holder thereof or his representative shall assign and deliver such Stock to the appropriate party.

                  (h) Sale to Third Party. In the event that Stock has been offered for sale under and pursuant to this Section 1.2, and the Corporation and/or the other Shareholders have not collectively exercised their options to purchase all of the Stock subject to the Offer, then the Offeror may sell or dispose of any remaining Stock, but only to the original prospective purchaser upon the terms and conditions contained in the Offer; provided that if any Shareholder has elected to become a Tag-Along Shareholder pursuant to Section 1.2(e) above, then each such Tag-Along Shareholder shall have the right to sell a designated portion of his Stock along with the Stock of the Offeror on the terms described in the Offer Notice in accordance with the procedures set forth in this Section 1.2(h). Upon the expiration of the eighty (80) day period described in Section 1.2(e), if there remains any Stock subject to the Offer that has not been purchased by the Corporation or by the other Shareholders, the Offeror shall use his best efforts to interest the prospective purchaser in purchasing all of the remaining Offered Stock held by the Offeror subject to the Offer, as well as all of the Stock designated by the Tag-Along Shareholders (the total of all of these shares is hereafter offered to as the "Available Stock"). If the prospective purchaser does not desire to purchase the entire number of shares of Available Stock, then the Offeror and each of the Tag-Along Shareholders shall be entitled to sell to the prospective purchaser their pro rata portion of the Stock to be purchased by the prospective purchaser ("Adjusted Stock"), calculated for the Offeror and the Tag-Along Shareholders, in
         accordance with the following formula for the Offeror and each Tag-Along Shareholder:

                     Offeror's (or Tag Along
                 Shareholder's) shares of Stock              Adjusted
                 ______________________________     x         Stock

                        Available Stock

         Any sale or  disposition  under Section  1.2(h) must occur within sixty
         (60) days after the expiration of the last date of any option or right to purchase; provided, however, that such sale or disposition shall not be in violation of any state or federal securities laws and, provided further, that each purchaser who acquires the same shall agree in writing to be bound by all of the terms and conditions of this Agreement, shall hold the Stock subject to the terms and conditions of this Agreement, and shall thereupon be considered a "Shareholder" as that term is used and defined herein. Any shares of Stock that are not sold or disposed of within such sixty (60) day period shall again become fully subject to the terms of the Agreement.

         I.3 Transfer Contrary to Agreement. Any purported transfer in violation of any provisions of this Agreement shall be void and ineffectual, shall not operate to transfer any interest or title in the purported transferee, and shall give the Corporation and the other Shareholders an option to purchase such Stock in the manner and on the terms and conditions provided for herein.

                                   ARTICLE II
                               PURCHASE UPON DEATH

         II.1     Redemption.

         (a) On the death or permanent disability (as determined by a physician selected by the Board of Directors of the Corporation with the concurrence of one (1) Fields Director and one (1) Lisiewski Director) of any Shareholder (each referred to herein as the "Deceased Shareholder"), the Corporation will purchase from the Deceased Shareholder, his estate or trustee of the trust referred to in Section
         1.1 (the "Trustee") of the Deceased Shareholder, and the Deceased Shareholder, his estate or the Trustee will sell to the Corporation and/or Fields no less stock of the Deceased Shareholder at the purchase price per share set forth in Section 2.3 and upon the terms and conditions set forth in Section 2.3, than will result in the payment by the Corporation of an aggregate amount equal to the maximum amount which, to the Deceased Shareholder and his estate, may be treated as a distribution in full payment in exchange for stock under Section 303 of the Internal Revenue Code of 1986, as amended ("Code"). In addition, the Corporation may elect to redeem the balance of the Deceased Shareholder's stock in accordance with this Section 2.1(a). In the event that subsequent to the redemption, there is an adjustment in the federal estate taxes payable by the estate of the Deceased Shareholder, which increases the amount of such taxes, then the Corporation will redeem and the estate of the Deceased Shareholder will sell that number of additional shares of Stock then owned by the estate of the Deceased Shareholder, which may be treated as a distribution in full payment in exchange for stock under Section 303 of the Code.

         (b) Notwithstanding the provisions of Section 2.1(a), in the event that the Deceased Shareholder is a Permitted Transferee of Lisiewski, then the shares of Stock of such Deceased Shareholder may be transferred to a Permitted Transferee of Lisiewski without triggering any first refusal rights of the Corporation or the other Shareholders described in this Agreement.

         II.2 Remaining Shareholders' Obligation. To the extent that the Corporation does not purchase all of the Stock of the Deceased Shareholder, the remaining Shareholders shall purchase from the Deceased Shareholder or his estate, and from the Permitted Transferees of the Deceased Shareholder, and the Deceased Shareholder, his estate and the Permitted Transferee's thereof shall sell to the remaining Shareholders, all shares of Stock held by them on the same price and terms as were available to the Corporation in Section 2.1(a). Such Stock may be purchased in such proportion as the Shareholders may agree among themselves or, in the absence of an agreement, in the same proportion in which the Stock owned by each of the Shareholders bears to all of the Stock held by all of the Shareholders, excluding the Stock owned by the Deceased Shareholder, his estate and the Permitted Transferees.

         II.3 Payment of Purchase Price. With respect to any Stock of the Deceased Shareholder being acquired by the Corporation, in accordance with
Section 2.1(a), the purchase price shall be paid in full in cash or cash equivalent within one hundred twenty (120) days after the death (or determination of permanent disability) of the Deceased Shareholder. With respect to the Stock of the Deceased Shareholder and the Permitted Transferees of the Deceased Shareholder being acquired by the remaining Shareholders pursuant to
Section 2.2, a minimum of fifty percent (50%) of the Purchase Price of the Stock of the Deceased Shareholder and his Permitted Transferees being acquired shall be paid by the purchaser thereof to the estate of the Deceased Shareholder and the Permitted Transferees within one hundred twenty (120) days after the later of: (i) the date of the death of the Deceased Shareholder, or (ii) the date of the determination of the Purchase Price (the "Payment Date"). The remaining portion of the Purchase Price, if any, shall be paid in five (5) equal consecutive annual installments of principal together with interest thereon each payable on the anniversary of the Payment Date, with such unpaid portion of the Purchase Price bearing annual interest at the prime rate set forth in the Wall Street Journal on the date of issuance of the promissory note described below. Such obligation shall be evidenced by a promissory note to be delivered with the initial payment.

         II.4 Additional Terms of Promissory Note. The promissory note to be delivered by the Corporation and/or any surviving Shareholder under Section 2.3 shall provide that the maker shall have the privilege of prepaying all or any part thereof at any time with interest to the date of prepayment, that a default in any payment when due shall cause the remaining unpaid balance to become due and payable forthwith and shall further provide for the maker to pay all costs and expenses of collection, including reasonable attorneys' fees. The obligations of the maker under the note shall be secured by the Stock being purchased.

         II.5 Delivery of Stock. To the extent that the Purchase Price for the Stock of the Deceased Shareholder has been paid in full in cash, the certificate or certificates representing such Stock shall be delivered to the purchaser at the closing of the purchase and sale. To the extent that such Stock serve as security for payment of a promissory note, the certificate or certificates representing such shares shall be delivered to the seller thereof, duly endorsed in blank for transfer or accompanied by a duly executed stock power to be held by such seller as security for the payment of the note until such time as the note has been paid in full.

                                   ARTICLE III
                   PURCHASE UPON TRANSFER BY OPERATION OF LAW

         III.1 Purchase Upon Operation of Law. In the event a Transfer of Stock of any Shareholder is effected (and is not void as otherwise provided in this Agreement) by operation of law (other than death or divorce as specifically provided for in this Agreement) including, but not limited to, any bankruptcy proceedings or any appointment of a receiver of the assets of such Shareholder ("Transferring Shareholder"), which proceeding or appointment is not terminated within ninety (90) days of the date of such commencement or appointment, the Transferring Shareholder shall send to the Corporation and the other Shareholders, within five (5) days after such transfer, notice of such transfer ("Transfer Notice") that includes the name and address of the transferee of such Stock ("Transferee").

         III.2 Fields Option. Fields shall have the option to purchase, and the Transferring Shareholder and his legal representatives (including, but not limited to, any receiver or trustee in bankruptcy) shall have the obligation to sell to Fields, all or any portion of the Stock of the Transferring Shareholder that were transferred ("Transferred Stock") to the Transferee under Section 3.1. Such option shall be exercised by sending written notice to the Transferring Shareholder (unless prohibited by applicable law, in which case such notice shall be sent to the trustee of the bankruptcy estate or to such other party as the bankruptcy court may direct) and to the Transferee, with a copy to the other Shareholders, and shall expire ninety (90) days after the Transfer Notice is received by the Corporation and the other Shareholders.

         III.3 Corporation's and Shareholders' Option. Upon the failure of Fields to exercise its option to purchase the Transferred Stock, the Shareholders (including Fields) and the Corporation shall have the option to purchase and the Transferring Shareholder and his legal representatives, including, but not limited to, any receiver or trustee in bankruptcy, shall have the obligation to sell, all or any portion of the Transferred Stock that Fields did not purchase at the same price and terms available to Fields. Such Stock may be purchased in such proportion as the Shareholders and the Corporation may agree among themselves or, in the absence of an agreement, in the same proportion in which the Stock owned by each of the Shareholders bears to all of the issued and outstanding Stock owned by all of the Shareholders, excluding the Stock owned by the Transferee and any non-purchasing Shareholders. In the event that all of the Shareholders desire to participate as described in the previous sentence, resulting in their exercising the option to purchase all of the Stock, the Corporation shall not participate in purchasing the Stock. Such option shall be exercised by sending written notice thereof to the Transferee and the Corporation and shall expire one hundred and twenty (120) days after the Transfer Notice is received by the Corporation and the Shareholders.

         III.4 Determination of and Payment of Purchase Price. The Purchase Price to be paid by Fields, the Corporation and/or the other Shareholders, as the case may be, for the Transferred Stock acquired pursuant to this Article III shall be determined and shall be paid as set forth in Article V hereof.

         III.5 Expiration of Options. If the Corporation and/or the Shareholders fail to exercise their options to purchase all (and not less than all) of the Transferred Stock prior to the expiration of their respective options, then all of the Transferred Stock shall be retained by the Transferee or his legal representative subject to the terms and conditions of this Agreement and such Transferee or his legal representative shall thereupon be considered a "Shareholder" as that term is used and defined herein. Such Transferee shall execute such documents as are reasonably requested by the Corporation or the Shareholders to evidence the above.

                                   ARTICLE IV
                              PURCHASE UPON DIVORCE

         IV.1 Purchase Upon Divorce. In the event that all or any interest in the Stock of the Corporation is awarded, granted or otherwise partitioned to the spouse or former spouse of a Shareholder ("Former Spouse") pursuant to the terms of a decree of divorce or any agreement between the parties pursuant to the terms of a decree of divorce or property settlement, division, separation, or divorce action (collectively, "Property Division"), the divorced Shareholder ("Divorced Shareholder") shall have the option to purchase, and such Former Spouse shall have the obligation to sell, all or any portion of the Stock so awarded to his Former Spouse. Such option shall be exercised by sending written notice to the Former Spouse and shall expire sixty (60) days after the date of the Property Division. The Purchase Price to be paid by the Divorced Shareholder to the Former Spouse for such Stock shall be determined and paid as set forth in
Article V hereof. If the Divorced Shareholder fails to exercise his option to purchase all of the Stock of the Former Spouse within the time period set forth above or earlier elects not to make such purchase, the Divorced Shareholder shall send to the Corporation and the other Shareholders notice of the Property Division ("Divorce Notice"). Such Divorce Notice shall be sent within five (5) days after the earlier of: (i) expiration of the option, or (ii) the election by the Divorced Shareholder not to make such purchase.

         IV.2 Fields Option. In the event that the Divorced Shareholder fails to purchase all of the Stock awarded to the Former Spouse in the Property Division, Fields shall have an option to purchase, and such Former Spouse shall have the obligation to sell to Fields, all or any portion of such Stock as the Divorced Shareholder failed to purchase at the same price and terms available to the Divorced Shareholder. Fields shall exercise its option to so purchase by sending written notice thereof to the Former Spouse and the Divorced Shareholder, with a copy to the Corporation and the other Shareholders, and such option shall expire thirty (30) days after the Divorce Notice is received by the Corporation and the other Shareholders.

         IV.3 Corporation and Shareholders' Option. In the event that the Divorced Shareholder and Fields together fail to exercise their options to purchase all of the Stock of the Former Spouse, the Shareholders (including Fields) and the Corporation shall have the option to purchase, and such Former Spouse shall have the obligation to sell, all or any portion of such Stock of the Former Spouse as the Divorced Shareholder and Fields did not purchase pursuant at the same price and terms available to the Divorced Shareholder and Fields. Such Stock may be purchased in such proportion as the Shareholders and the Corporation may agree among themselves or, in the absence of an agreement, in the same proportion in which the Stock owned by each of the Shareholders bears to all of the issued and outstanding Stock owned by all of the
Shareholders, excluding the Stock owned by the Former Spouse and the non-purchasing Shareholders. In the event that all of the Shareholders desire to participate as described in the previous sentence, resulting in their exercising the option to purchase all of the Stock, the Corporation shall not participate in purchasing the Stock. Such option shall be exercised by sending written notice thereof to the Former Spouse, the Corporation and the Divorced Shareholder and shall expire fifty (50) days after the Divorce Notice is received by the Corporation and the other Shareholders.

         IV.4 Determination of and Payment of Purchase Price. The Purchase Price to be paid by Fields, the Corporation and/or the other Shareholders, as the case may be, for the Stock of the Former Spouse acquired pursuant to this Article IV shall be determined and paid as set forth in Article V hereof.

         IV.5 Former Spouse Subject to this Agreement. If the Divorced Shareholder, the Corporation and/or the other Shareholders fail to purchase all (and not less than all) of the Stock of the Former Spouse prior to the expiration of their respective options, then all of such Stock shall be retained by the Former Spouse subject to the terms and conditions of this Agreement, and such Former Spouse shall thereupon be considered a "Shareholder" as that term is used and defined herein. The Former Spouse shall execute such documents as are reasonably requested by the Corporation or the Shareholders to evidence the above.

                                    ARTICLE V
                   DETERMINATION AND PAYMENT OF PURCHASE PRICE

         V.1 Determination of Purchase Price. The Corporation, the Shareholders, the estate, the Trustee, or the Former Spouse, as the case may be, who desire or who are obligated to purchase or sell Stock pursuant to Articles II, III, or IV hereof shall attempt within thirty (30) days after the Option Expiration Date to agree upon the purchase price (the "Purchase Price") per share to be paid. For purposes of this Agreement, the "Option Expiration Date" shall mean the date on which all options relating to Stock have been exercised in full (or, in the event of partial option exercises, the date on which any remaining options relating to such Stock have expired or the holders of such options have given notice to all other parties hereto of their intent not to exercise such options). If no such agreement is reached within such time period, then the Purchase Price which the Corporation and/or the Shareholders shall pay for each share of Stock which they purchase shall be determined by an appraiser selected by the Board of Directors. Such appraiser shall be selected with the concurrence of at least one (1) Fields Director and one (1) Lisiewski Director.

         V.2 Payment. With respect to any Stock to be acquired by the Corporation and/or the Shareholders under Articles III or IV hereof, the Purchase Price for such Stock shall be paid as follows:

                  (a) Ten percent (10%) of the Purchase Price shall be paid in cash within ninety (90) days after the Option Expiration Date (the "Initial Payment Date").

                  (b) The remaining ninety percent (90%) of the Purchase Price shall be paid in no more than five (5) equal consecutive annual installments of principal together with interest thereon each payable on the anniversary of the Initial Payment Date, with such unpaid portion bearing interest at the prime rate plus one percent (1%) as announced in the Wall Street Journal on the date of issuance of the promissory note described below, commencing as of the Initial Payment Date. Such obligation shall be evidenced by a promissory note to be delivered by the applicable purchaser with the initial payment.

         V.3 Terms of  Promissory  Note.  The  promissory  note  referred  to in
Section 5.2 above shall provide that the maker shall have the privilege of prepaying all or any part thereof at any time with interest to the date of prepayment, that a default in any payment when due shall cause the remaining unpaid balance to become due and payable forthwith and shall further provide for the maker to pay all costs and expenses of collection, including reasonable attorneys' fees. The obligations of the maker under the note shall be secured by the Stock being purchased.

         V.4 Delivery of Stock. To the extent that the Purchase Price for the Stock being purchased under Articles III or IV hereof has been paid in full in cash, the certificate or certificates representing such Stock shall be delivered to the purchaser at the closing of the purchase and sale. To the extent that such Stock serve as security for payment of a promissory note, the certificate or certificates representing such Stock shall be delivered to the seller thereof, duly endorsed in blank for transfer or accompanied by a duly executed stock power, to be held by such seller as security for the payment of the note until such time as the note has been paid in full.

                                   ARTICLE VI
                                    INSURANCE

         VI.1 Life Insurance. The Board of Directors of the Corporation shall from time to time consider the need to carry insurance on the lives of the Shareholders in order to fund its obligation to purchase their Stock upon their death and to the extent the resolution of the Board of Directors references that such policies are acquired pursuant to this Agreement such policies shall be governed by this Article VI.

         VI.2 Incidents of Ownership. The Corporation shall be the beneficiary of all life insurance policies on the Shareholder's lives and shall retain possession of such policies. The Corporation shall be the sole owner of such policies subject to this Agreement and it is intended that the Corporation shall have all incidents of ownership therein. Accordingly, the Corporation shall have the exclusive right to receive all dividends from said policies, the right to borrow on said policies and the right to exercise any other privilege or option accruing to the owner of such policies. However, it is expressly understood and agreed that the Corporation shall not exercise its right to change the beneficiary arrangements under such policies or borrow on any policy owned by it without giving thirty (30) days' prior written notice thereof to the appropriate Shareholder.

         VI.3 Payment of Premiums. The Corporation shall pay all premiums falling due on all policies subject to this Article VI and, to the extent that such premiums exceed the annual increase in the cash surrender value, the Corporation shall treat such payments as a corporate expense, and such expense shall enter into the determination of the net profit or loss of the Corporation as would any other corporate expense. In case any premium is not paid within twenty (20) days after its due date, the appropriate Shareholder shall have the option to pay such premium on behalf of the Corporation. Such payment shall be considered a loan to the Corporation and the Shareholder shall be entitled to recover such loan from the Corporation. If such Shareholder does not exercise such option within said period, the remaining Shareholders, joint or severally, shall have the option to pay such premium on behalf of the Corporation. Such payment shall constitute a loan to the Corporation, and such Shareholder(s) shall be entitled to recover such loan from the Corporation.

         VI.4 Right to Purchase Policies. In the event that a Shareholder ceases to be a party to this Agreement by selling or otherwise disposing of all of his Stock, the former Shareholder shall have the right to purchase from the Corporation the insurance policies on his life for a price equal to the cash surrender value of the policies at the date of such termination. The price shall be paid by the former Shareholder contemporaneously with the delivery by the Corporation of the policies to such Shareholder, and the Corporation shall execute all necessary instruments of transfer. In the event any policies of insurance subject to the foregoing option are not so purchased, such policies will cease to be subject to the terms of this Agreement.

                                   ARTICLE VII
                          BOARD OF DIRECTORS; OFFICERS

         VII.1 Number of Directors. The Shareholders agree that the number of directors of the Corporation shall be five (5) and that such number may not be increased or decreased without the affirmative vote of each Shareholder.

         VII.2 Designated Directors. The Shareholders covenant and agree that they shall vote their Stock in such a manner as to nominate and elect (i) two persons designated by Fields (the "Fields Directors"), (ii) two persons designated by Lisiewski (the "Lisiewski Directors"), and (iii) one person recommended by the four chosen as aforesaid.

         VII.3 Quorum of Directors. A majority of the directors shall constitute a quorum at a meeting of the directors provided that one (1) Lisiewski Director and one (1) Fields Director are present for purposes of determining quorum. Business may be continued after withdrawal of enough directors to leave less than a quorum present at any such meeting. The affirmative vote of a majority of the directors at a meeting at which a quorum is present shall be the act of the Board of Directors. This voting requirement shall apply to all matters before the directors. Any action that may be taken at any meeting of the directors, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken is signed by all of the directors.

         VII.4 Appointment of Officers. The initial designated officers of the Corporation, to serve until their successors have been duly elected and qualified, shall be as follows:

         President & CEO:  Larry A. Hodges
         Vice President:   Pat Knotts
         Treasurer:                 L. Tim Pierce
         Vice President
          and Secretary:   Michael R. Ward

Each of the officers shall have the respective duties and responsibilities set forth in the Corporation's Amended and Restated Bylaws.

VII.5 Management. Certain management functions of the Corporation shall be performed by Mrs. Fields' Original Cookies, Inc. ("MFOC"), pursuant to that certain Management Agreement of even date by and between MFOC and the Corporation. Fields shall cause MFOC, one of its affiliated companies, to enter into the Management Agreement.

                                  ARTICLE VIII
                         EXTRAORDINARY CORPORATE ACTIONS

         VIII.1 The following actions of the Corporation shall require the affirmative vote of at least one of the Lisiewski Directors and one of the Fields Directors:

                  (a) The Corporation or any subsidiary obtaining or permitting to exist, any loan, advance, or other borrowing, whether secured or unsecured or in the ordinary course of business of the Corporation.

                  (b) The Corporation or any subsidiary creating any security interest or lien against itself or any of its assets.

                  (c) The issuance or sale of any security of the Corporation or any subsidiary including, without limitation, any share, option, warrant, bond, note, debenture, or other instrument convertible into any of the foregoing.

                  (d) Any amendment to the articles of incorporation, bylaws, or other organizational documents of the Corporation or any subsidiary.

                  (e) The sale of all or substantially all of the assets of the Corporation or any subsidiary, or the merger, consolidation, or other corporate reorganization of the Corporation or any subsidiary of the Corporation in any single or series of related transactions.

                  (f) The Corporation or any subsidiary thereof guaranteeing or becoming liable in any way as a surety, endorser, or accommodation endorser or otherwise for debts or obligations of any other person or entity, other than in the ordinary course of business.

                  (g) The declaration or payment of any dividend either in cash, stock of the Corporation or any subsidiary; or the redemption or retirement or purchase of any shares of Stock, or any Subsidiary's stock.

                  (h) The commencement of voluntary bankruptcy or insolvency proceedings by the Corporation.

                  (i)      Approval of the budgets of the Corporation.

                  (j) The dissolution, liquidation, cessation of business, or winding up of the Corporation.

                  (k) The acquisition of the assets, stock or other equity of an entity engaged in the selling or franchising of pretzels (whether retail or wholesale).

         VIII.2 In addition to the foregoing, the Corporation hereby grants to each Shareholder a preemptive right to purchase additional shares of Stock or other securities of the Corporation, prior to their issuance or sale to any third party. Such right shall be senior to any other preemptive rights that may be granted by the Corporation to any third party. To the extent that a Shareholder does not elect to invoke his preemptive rights, the remaining Shareholders shall be entitled to share pro rata in such Shareholder's preemptive rights. This preemptive right shall terminate with respect to a Shareholder when such Shareholder is no longer a shareholder of the Corporation.

                                   ARTICLE IX
                              FIELDS AS FRANCHISOR

         Fields hereby covenants and agrees on behalf of itself and its Affiliates that it will only engage in the selling or franchising of pretzels (whether retail or wholesale) through the Corporation. Notwithstanding the forgoing, Fields and its Affiliates shall not be precluded from the continuation of its pretzel franchise operations existing on or before the date of this Agreement.

                                    ARTICLE X
                         ADDITIONAL SHAREHOLDER MATTERS

         X.1 Loan to the Corporation. If the Board of Directors determines, pursuant to Section 8.1(k) to acquire all or substantially all of the assets, stock, or other equity of a retail pretzel business, and determines that the Corporation has insufficient funds available for such an acquisition, then Fields and Lisiewski hereby agree to loan such funds to the Corporation for the purpose of the acquisition, subject to the following conditions:

         (a) To the extent that third party financing is unavailable as determined by the Board of Directors, each of Fields and Lisiewski shall loan (a "Fields Loan" or a "Lisiewski Loan") to the Corporation such funds as are required to make the acquisition, in proportion to their ownership of Stock in the Corporation;

         (b) To the extent that Lisiewski lacks the financial resources to make the Lisiewski Loan, as reasonably determined by the Board of Directors pursuant to Section 8.1(k), then Fields shall make the Lisiewski Loan to the Corporation; and

         (c)  With  respect  to  Fields  making  the   Lisiewski   Loan  to  the
         Corporation, interest thereon shall be payable to Fields on the Lisiewski Loan at the prime rate as announced in the Wall Street Journal on the date of the loan plus 7%; provided, that repayment of the principal of the loan shall be paid to Fields from dividends payable on his Stock, and from bonuses payable pursuant to his Employment Agreement with the Corporation.

         X.2 Acquisition of Stock from Lisiewski. Lisiewski and Fields hereby covenant and agree that Fields shall acquire 4 shares of Stock held by Lisiewski in the Corporation on or before January 9, 1998, but no earlier that January 2, 1998. The purchase price shall be $75,000 per share and shall be evidenced by a Stock Purchase Agreement, in the form attached hereto as Exhibit A. Lisiewski and Fields acknowledge that performance of their obligations hereunder constitutes sufficient consideration for agreement of Lisiewski and Fields set forth in this section.


                                   ARTICLE XI
                                PRINCIPAL OFFICE

         Principal Office. No later than October 2, 1997, the principal office of the Corporation shall be relocated to 462 West Bearcat Drive, Salt Lake City, UT, 84115, and the present office of the Corporation in Pennsylvania shall be closed.

                                   ARTICLE XII
                                  MISCELLANEOUS

         XII.1 Stock Acquired Under Agreement. So long as this Agreement is in effect, any Stock acquired by any person shall be subject to the terms hereof, and any party not presently a Shareholder receiving or purchasing Stock of the Corporation shall be required, as a condition precedent to such receipt or purchase, to agree in writing (by executing a counterpart of the document attached hereto as Exhibit B) to be bound by all the terms of this Agreement in the same manner and to the same extent as if he or she were a party hereto.

         XII.2 Shareholder Representations. Lisiewski hereby represents and warrants that: (i) he has delivered to Fields the resignations of all members of the Board of Directors of the Corporation holding office immediately prior to the execution hereof; (ii) the shares of Common Stock identified as issued and outstanding in the second recital of this Agreement are the only shares of Common Stock outstanding on the date hereof; (iii) there is not currently in force any shareholders, co-sale, buy-sell or other similar agreement with respect to capital stock of the Corporation (except for written agreements with respect to Preferred Stock that have been made available to Fields); (iv) none of the actions that the Corporation is authorized or required to take under this Agreement shall, if taken by the Corporation, breach any agreement, contract, regulation or law enforceable against Corporation, or its agents, successors or assigns, by any third party, including, without limitation, any franchisee or area developer of the Corporation. Each Shareholder hereby represents and warrants that they have read and approved the Bylaws and Articles of Incorporation of the Corporation, the Stock Acquisition Agreement entered into among Lisiewski, Fields, and the Corporation dated September 2, 1997, and all Related Transaction Documents identified therein.

         XII.3 Share Certificates. There shall be included on the stock certificates issued to each Shareholder (including any person who becomes a Shareholder after the date hereof), in addition to any other legend required by the Corporation, substantially the following provision:

         The shares represented by this certificate are subject to certain conditions and restrictions as to transfer under the terms of a Shareholders Agreement entered into by this Corporation and its shareholders, dated as of September 2, 1997, a true and correct copy of which is on file at the principal place of business of the Corporation.

Thereafter, the certificates shall be delivered to the Shareholders, who shall, subject to the terms of this Agreement, be entitled to exercise all rights of ownership in such Stock. All Stock hereinafter issued to the Shareholders shall bear the same legend.

         XII.4 Termination. The terms and provisions of this Agreement shall terminate upon the occurrence of any of the following events:

          (a)  Upon  the   receivership,   bankruptcy  or   dissolution  of  the
               Corporation;

                  (b) Upon the mutual written agreement of all parties who are then subject to the terms hereof;

                  (c) With respect to any single Shareholder, upon the transfer by such Shareholder of all of his Stock in accordance with the terms and conditions of this Agreement such that he no longer owns directly or indirectly any Stock in the Corporation that are subject to this Agreement; or

                  (d) Upon the happening of the following events as contemplated by that certain Exchange Agreement between Fields and Lisiewski of even date herewith: an exchange of Lisiewski's Common Stock in the Corporation for securities of Fields or an Affiliate of Fields (the "Exchange Shares"), which Exchange Shares shall be entitled to the benefits of a Registration Rights Agreement between Fields and Lisiewski of even date herewith.

In the event of the  termination  of this  Agreement  other than as set forth in
Section 8.3(c), the outstanding Stock of the Corporation shall be free of any restrictions imposed by this Agreement. Each Shareholder shall surrender to the Corporation the certificates for his Stock, and the Corporation shall issue to him in lieu thereof new certificates for an equal number of Stock without the legend set forth in Section 12.3.

         XII.5 Benefit. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.
         XII.6 Entire Agreement; Waiver. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and no modification, amendment or change of any term or provision of this Agreement shall be valid or binding unless the same is in writing and signed by all the parties hereto. No waiver of any of the terms of this Agreement shall be valid unless signed by the party against whom such waiver is asserted and a waiver at any time of any of the terms of this Agreement shall not be construed as a waiver at any subsequent time of the same terms.

         XII.7 Notices. Any notice, demand, offer, or other written instrument required or permitted to be given, made or sent hereunder shall be in writing and may be sent by personal delivery, overnight courier, registered or certified United States mail, postage prepaid, return receipt requested, to all required parties simultaneously at the principal office of the Corporation and at their respective addresses as set forth in the shareholder records of the Corporation. Any notice required to be given, made or sent to the estate of any Deceased Shareholder may be signed and sent, in like manner, to the address of such Deceased Shareholder and the Trustee, (if applicable). Any person to receive a notice hereunder shall have the right to change the place to which any such notice shall be sent by a similar notice sent in like manner to all of the other parties hereto. Except as otherwise provided herein, all notices sent in the United States mail in the manner set forth above shall be deemed given or received on the earlier of actual receipt or four (4) days after being placed in the United States mail, or in the case of overnight courier, the day after delivery to the courier service.

          XII.8Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Pennsylvania.

         XII.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one agreement.

         XII.10 Severability. In the event any one (1) or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         XII.11 Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other disbursements in addition to any other relief to which such party may be entitled.

         XII.12 Terminology. With respect to terminology in this Agreement, each number (singular or plural) will include all numbers and each gender (male, female or neuter) will include all genders. The title of the Sections and the Articles in this Agreement will have no effect and will neither limit nor amplify the provisions hereof.

         XII.13 Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in Salt Lake City, Utah, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         XII.14 Arbitration. All disputes hereunder shall be resolved by binding arbitration in Salt Lake City, Utah conducted in accordance with the terms of this arbitration clause. Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association (the "Administrator") pursuant to the Commercial
Arbitration rules of the Administrator. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorney's fees, incurred by the opposing party in compelling arbitration of any dispute hereunder.

         IN WITNESS WHEREOF, the Corporation and the Shareholders have executed this Agreement personally or has caused this Agreement to be executed by its duly authorized representative.

PRETZEL TIME, INC.


By:/s/Martin E. Lisiewski
Martin E. Lisiewski, President


MRS. FIELDS' HOLDING COMPANY, INC.,




/s/Herbert S. Winokur
Herbert S. Winokur, Manager





/s/Martin E. Lisiewski
Martin E. Lisiewski, Individually

                                    EXHIBIT B
                               Pretzel Time, Inc.
                             Shareholders Agreement


         The undersigned hereby agrees to all of the terms and conditions of the be bound by the terms and conditions of the Shareholders Agreement of Pretzel Time, Inc., a Pennsylvania corporation, dated as of September 2, 1997.



Individual Shareholder              [OR]             Entity Shareholder



Signature                                                     Signature


Print Name                                                    Print Name


Date                                                          Print Title


                                                              Date